Exhibit 99.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
MoneyOnMobile, Inc.
Convertible Bridge Note

Issuance Date: _______________, 2017	Principal Amount:$____________
Note No. BN-F-

FOR VALUE RECEIVED, MoneyOnMobile, Inc., a Texas corporation (the "Company"), hereby promises to pay to the order of ___________________________(name) or registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).
This convertible bridge note is executed and delivered in connection with a bridge note offering (“Bridge Offering”), which Bridge Offering shall be an offering of up to $3 million in aggregate principal amount of convertible bridge notes (the “Note(s)”) and warrants to purchase up to 900,000 shares of common stock of the Company (“Common Stock”).
GENERAL TERMS
(a)Payment of Principal. The "Maturity Date" shall be the fifth anniversary after the Issuance Date, unless earlier converted pursuant to Section (3), subject to the terms and limitations hereunder.
(b)Interest. Interest shall accrue at a rate of twelve percent (12%) per annum (“Interest Rate”). Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or converted into Series F Preferred Stock at the Conversion Price provided the Equity Conditions are satisfied. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be instated at a rate of eighteen percent (18%) per annum, effective as of the date of Issuance of this Note.
(c)Security. This Note shall not be secured by any collateral or any assets pledged to the Holder.
(1)EVENTS OF DEFAULT.
(a)An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to

Exhibit 99.2

any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
(i)The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) and which failure to pay is uncured within five (5) business days of the Holder’s demand for payment;
(ii)The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;
(b)Upon the occurrence of an Event of Default, the Outstanding Balance shall immediately increase to 120% of the Outstanding Balance immediately prior to the occurrence of the Event of Default. For purposes hereof, the term “Outstanding Balance” means the Principal, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees, penalties, damages or charges incurred under this Note.
(2)CONVERSION OF NOTE.    This Note shall be convertible into shares of the Company's Series F Preferred Stock (“Series F Preferred”), on the terms and conditions set forth in this Section 3.
(a)Automatic Conversion. Principal and accrued interest shall automatically convert into shares of Series F Preferred simultaneously with the first closing of a private placement offering (“Series F Offering”) of Series F Preferred, which first closing is anticipated to occur upon receipt of at least $5 million in commitments (including the aggregate proceeds raised by the Company in the Bridge Offering). In the event the first closing of the Series F Offering occurs within one (1) year of the issuance of the Note, the Holder shall be entitled to receive the number of shares of Series F Preferred into which the Principal and a minimum of one (1) full year of Interest, regardless of the date of the automatic conversion, would be convertible. If the issuance would result in the issuance of a fraction of a share of Series F Preferred, the Company shall round such fraction of a share of Series F Preferred up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Series F Preferred to the Holder arising out of or relating to the conversion of this Note.
(b) The number of shares of Series F Preferred issuable upon conversion of the Conversion Amount pursuant to Section 3(a) shall be equal to the quotient determined by dividing the Conversion Amount by the Conversion Price.
(i)"Conversion Amount" means the Principal and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.
(ii)"Conversion Price" shall equal $1,000.
(3)Redemption. At any time immediately following the Issuance Date, the Company shall have the option, upon seven (7) business days’ notice to Holder, to pre-pay the entire remaining outstanding Principal of this Note in cash, provided that (i) the Company shall pay the Holder one hundred percent (100%) of the Outstanding Balance; (ii) such amount must be paid in cash within three (3) business days following such seven (7) business day

Exhibit 99.2

notice period; and (iii) the Holder may voluntarily convert this Principal and Interest into Common Stock at a conversion rate equal to $0.35 per share of Common Stock.
(4)REISSUANCE OF THIS NOTE.
(a)Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.
(b)Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.
(5)NOTICES.    Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
The addresses for such communications shall be:

If to the Company, to:

MoneyOnMobile, Inc.
Harold Montgomery
Chief Executive Officer
500 North Arkard Street
Dallas, Texas 75201
Phone: 214-758-8600
Email: hmontgomery@moneyonmobile.in

If to the Holder:

Name:___________________________________
Address:_________________________________

Phone: __________________________________

Email: __________________________________

(6)APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the city and county of

Exhibit 99.2

New York, in the State of New York. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.
(7)WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

[Signature Page Follows]

Exhibit 99.2

IN WITNESS WHEREOF, the Company has caused this Convertible Bridge Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
MoneyOnMobile, Inc.

By:
Name:Harold Montgomery
Title:Chief Executive Officer

HOLDER:

Signature:_____________________________________

Name: